EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation and use of our audit report dated May 4, 2015 in Guardianlink, Inc.’s Amended Form S-1 relating to the accompanying balance sheets as of December 31, 2014 and 2013 and the related statements of operations, stockholders' deficit, and cash flows for the years ended December 31, 2014 and 2013.

We also consent to the reference to our Firm under the title "Interests of Named Experts and Counsel" in the Registration Statement and this Prospectus.

Green & Company, CPAs
Temple Terrace, FL
May 4, 2015